                                                                  Exhibit 99.1

                        Report of Independent Accountants


   To the Stockholders and
     Board of Directors of
     Hammond & Stephens Company

   In our opinion, the accompanying balance sheet and the related statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Hammond & Stephens Company at October 31, 1997, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.





   PRICEWATERHOUSECOOPERS LLP
   Minneapolis, Minnesota
   September 3, 1998

Hammond & Stephens Company
Balance Sheet
--------------------------------------------------------------------------------


                                                                                 October 31,        April 30,
                                                                                    1997              1998
       Assets                                                                                      (Unaudited)

Current assets:
   Cash and cash equivalents                                                    $     2,930,710  $       226,749
   Accounts receivable                                                                  732,334          720,778
   Inventories                                                                        2,025,849        3,467,382
   Employees' advances                                                                   12,319            1,049
   Prepaid expenses                                                                      36,255           47,555
   Income tax deposit                                                                   151,032          151,032
                                                                                ---------------  ---------------
       Total current assets                                                           5,888,499        4,614,545
                                                                                ---------------  ---------------

Property and equipment:
   Fixtures and equipment                                                             2,071,181        2,077,916
   Transportation equipment                                                              28,364           28,364
   Leasehold improvements                                                                62,337           62,337
                                                                                ---------------  ---------------
                                                                                      2,161,882        2,168,617
   Less:  Accumulated depreciation                                                    1,470,219        1,557,838
                                                                                ---------------  ---------------
       Total property and equipment                                                     691,663          610,779
                                                                                ---------------  ---------------

Investments and other assets:
   Cash value of life insurance                                                         423,882          456,382
                                                                                ---------------  ---------------
       Total assets                                                             $     7,004,044  $     5,681,706
                                                                                ---------------  ---------------
                                                                                ---------------  ---------------

       Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                                             $       238,247  $       295,939
   Accrued sales commissions                                                            578,880           30,689
   Other accrued expenses                                                               198,657          112,309
                                                                                ---------------  ---------------
       Total current liabilities                                                      1,015,784          438,937
                                                                                ---------------  ---------------

Stockholders' equity:
   Common stock; authorized 1,500 shares, $100 par value; issued
     and outstanding 1,500 shares                                                       150,000          150,000
   Retained earnings                                                                  6,966,073        6,220,582
                                                                                ---------------  ---------------
                                                                                      7,116,073        6,370,582
   Less:  Treasury stock, 1,050 shares at cost                                        1,127,813        1,127,813
                                                                                ---------------  ---------------
       Total stockholders' equity                                                     5,988,260        5,242,769
                                                                                ---------------  ---------------
       Total liabilities and stockholders' equity                               $     7,004,044  $     5,681,706
                                                                                ---------------  ---------------
                                                                                ---------------  ---------------



                          The accompanying notes are an
                   integral part of the financial statements.

Hammond & Stephens Company
Statement of Income
--------------------------------------------------------------------------------


                                                                   For the                For the
                                                                 Year Ended            Six Months Ended
                                                                 October 31,    --------------------------------
                                                                    1997            April 30,       April 30,
                                                                                      1997            1998
                                                                                          (Unaudited)

Net sales                                                     $     9,082,852   $     1,800,254  $     1,744,600
Cost of goods sold                                                  4,372,852           867,461          842,341
                                                              ---------------   ---------------  ---------------
       Gross profit                                                 4,710,000           932,793          902,259

Selling, general and administrative expenses                        2,466,670           846,996          925,104
                                                              ---------------   ---------------  ---------------
       Operating income (loss)                                      2,243,330            85,797          (22,845)

Other income:
   Interest income                                                     70,838            45,823           61,091
   Other                                                               56,456            28,438           26,263
                                                              ---------------   ---------------  ---------------
       Net income                                             $     2,370,624   $       160,058  $        64,509
                                                              ---------------   ---------------  ---------------
                                                              ---------------   ---------------  ---------------


                          The accompanying notes are an
                   integral part of the financial statements.

Hammond & Stephens Company
Statement of Stockholders' Equity
--------------------------------------------------------------------------------


                                                                                   Common             Total
                                                   Capital        Retained        Stock Held       Stockholders'
                                                     Stock        Earnings        in Treasury         Equity

Balance at October 31, 1996                    $     150,000  $     6,575,449   $    (1,127,183) $     5,598,266
                                               -------------  ---------------   ---------------  ---------------

Net income                                                          2,370,624                          2,370,624
Cash dividends paid on common stock,
  $4,400 per share                                                 (1,980,000)                        (1,980,000)
                                               -------------  ---------------   ---------------  ---------------

Balance at October 31, 1997                          150,000        6,966,073        (1,127,813)       5,988,890

Net income (unaudited)                                                 64,509                             64,509
Cash dividends paid on common stock,
  $1,800 per share (unaudited)                                       (810,000)                          (810,000)
                                               -------------  ---------------   ---------------  ---------------

Balance at April 30, 1998 (unaudited)          $     150,000  $     6,220,582   $    (1,127,813) $     5,243,399
                                               -------------  ---------------   ---------------  ---------------
                                               -------------  ---------------   ---------------  ---------------

                          The accompanying notes are an
                   integral part of the financial statements.

Hammond & Stephens Company
Statement of Cash Flows
--------------------------------------------------------------------------------


                                                                   For the                   For the
                                                                 Year Ended              Six Months Ended
                                                                 October 31,        ----------------------------
                                                                    1997             April 30,        April 30,
                                                                                       1997             1998
                                                                                             (Unaudited)
Cash flows from operating activities:
   Net income                                                 $     2,370,624   $       160,058  $        64,509
   Adjustments to reconcile net income to cash
     provided by (used in) operating activities:
     Depreciation                                                     192,676            89,384           87,619
     Cash surrender value of officers' life insurance                 (24,186)            2,424              524
     Gain on sale of assets                                            (4,000)
   Changes in assets and liabilities:
     Accounts receivable                                              (83,559)         (115,124)          22,827
     Inventories                                                      (39,299)       (1,561,561)      (1,441,533)
     Employees' advances                                               (8,605)
     Prepaid expenses                                                  (2,701)           (7,146)         (11,300)
     Income tax deposit                                               (16,570)
     Accounts payable                                                  (9,930)          (47,279)          60,058
     Accrued expenses                                                 (19,386)         (647,068)        (636,905)
                                                              ---------------   ---------------  ---------------
           Net cash provided by (used in) operating
             activities                                             2,355,064        (2,126,312)      (1,854,201)

Cash flows from investing activities:
   Purchases of property and equipment                               (153,496)          (15,507)          (6,736)
   Purchase of officers' life insurance                               (40,731)          (33,024)         (33,024)
   Proceeds from sales of assets                                        4,000
                                                              ---------------   ---------------  ---------------
           Net cash used in investing activities                     (190,227)          (48,531)         (39,760)

Cash flows from financing activities:
   Dividends paid                                                  (1,980,000)                          (810,000)
                                                              ---------------   ---------------  ---------------
           Net cash used in financing activities                   (1,980,000)                          (810,000)

Net increase (decrease) in cash and cash equivalents                  184,837        (2,174,843)      (2,703,961)
Cash and cash equivalents at beginning of period                    2,745,873         2,745,873        2,930,710
                                                              ---------------   ---------------  ---------------
Cash and cash equivalents at end of period                    $     2,930,710   $       571,030  $       226,749
                                                              ---------------   ---------------  ---------------
                                                              ---------------   ---------------  ---------------

                          The accompanying notes are an
                   integral part of the financial statements.

Hammond & Stephens Company
Notes to Financial Statements
--------------------------------------------------------------------------------


1.     Nature of Business and Significant Accounting Policies

       Nature of Business
       The Company is primarily engaged in the printing and sales of educational materials to schools nationwide.

       Revenue Recognition
       The Company recognizes revenue from product sales at the time of billing, which is completed within one day of shipment. All goods shipped on the last day of the year are billed on the last day of the year and have been properly included in current year revenues.

       Cash and Cash Equivalents
       For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

       Accounts Receivable
       Doubtful accounts are written off as deemed uncollectible. It is management's opinion that all accounts represented on the balance sheet at October 31, 1997 are collectible.

       Inventory Valuation
       Inventory is valued at the lower of cost, using the first-in, first-out method, or market.

       Property and Equipment
       Property and equipment are recorded at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Major expenditures for improvements are capitalized. The Company computes depreciation on its property and equipment using the straight-line method.

       Rates used for depreciation are based on the following estimated useful lives: fixtures and equipment - 3 to 20 years; transportation equipment - 5 years; and leasehold improvements - 10 to 31 years.

       Upon sale or retirement of property and equipment, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in the determination of income.

       Advertising Expense
       Advertising costs are expensed as incurred except for catalog costs, which are deferred and expensed as distributed. Advertising expense including catalog costs for the year ended October 31, 1997 was $219,486. Deferred catalog costs as of October 31, 1997 were $12,674.

       Income Taxes
       The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code by unanimous consent of its stockholders. Under those provisions, the Company does not pay Federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on their respective shares of the Company's taxable income.

       Use of Estimates
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Hammond & Stephens Company
Notes to Financial Statements
--------------------------------------------------------------------------------


       Unaudited Interim Financial Data
       In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of April 30, 1998 and the results of operations and of cash flows for the six months ended April 30, 1997 and April 30, 1998, as presented in the accompanying unaudited financial data.


2.     Concentration of Credit Risk

       The Company maintains cash balances at one financial institution located in Fremont, Nebraska. The accounts are secured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances aggregate $2,936,020 at October 31, 1997.


3.     Inventories

       Inventories consist of the following components:


                                              October 31,       April 30,
                                                 1997             1998

       Raw material                         $       311,483  $       693,476
       Work in process                              669,697        1,144,236
       Finished goods                             1,044,669        1,629,670
                                            ---------------  ---------------
                                            $     2,025,849  $     3,467,382
                                            ---------------  ---------------
                                            ---------------  ---------------



4.     Property and Equipment

       For the year ending October 31, 1997, depreciation expense was $192,676.


5.     Building Lease

       The Company's operations are conducted in facilities leased from the Company's president. The lease was for a two-year term, through December 31, 1997 and provided for monthly rental payments of $9,900 through October 31, 1997 and $14,700 for November and December 1997, with the Company paying all maintenance and executory costs. The Company has determined the building to be an operating lease and it is recorded as such in the financial statements. The future minimum rental payments excluding maintenance and executory costs required under this lease are as follows:

              Year ended October 31, 1998             $    29,400
                                                      -----------
                                                      -----------



       Building lease expense for the year ending October 31, 1997 was $118,800.

       The building lease was renewed for a two year term on January 1, 1998 for a fixed monthly rental payment of $14,700.

Hammond & Stephens Company
Notes to Financial Statements
--------------------------------------------------------------------------------


6.     Employee Benefit Plan

       The Company maintains a profit sharing plan which includes provisions from the Internal Revenue Code, Section 401-(K). The plan covers substantially all the employees. Profit sharing expense for the year ended October 31, 1997 was $42,290.


7.     Subsequent Events

       On June 30, 1998, the Company was acquired by School Specialty, Inc. a supplier of non-textbook education products to schools and educators. Total consideration for the acquisition was approximately $16.5 million, payable in a cash transaction structured as an asset purchase for certain assets and liabilities of the Company. The acquisition has been accounted for under the purchase method of accounting.